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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                   FORM 8-K



                                CURRENT REPORT


                       Pursuant to Section 13 or 15[d] of
                      The Securities Exchange Act of 1934



                       Date of Report:  September 28, 1999




                            TECHNICAL VENTURES INC.
                             [Name of Registrant]



         New York                 33-2775-A                     13-3296819
 [State of Incorporation]      [Commission File]             [IRS Ident. No.]



    3411 McNicoll Ave., Unit 11, Scarborough, Ontario, Canada M1V 2V6
                  [Address of Principal Executive Offices]

                   Registrant Telephone No. 416/299-9280







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ITEM 5.  OTHER IMPORTANT EVENTS

    (a) Pertaining to a legal action referenced under "Legal Proceedings" in the Corporation's SB2 Amendment 1 filing of September 3, 1999;

         After submission of the Defendant's evidence, the Court ordered the parties to combine the examinations for injunction proceedings with those for the preparation for trial.

         On September 16-17, 1999, at the hearing of the interlocutory injunction motion, the parties agreed, on consent, to adjourn the motion until trial. The parties agreed to expedite the matter to trial with a target date of about December 1999.

         The legal action was commenced against the Corporation, its subsidiary Mortile Industries Ltd., their President, Frank Mortimer and the Dow Chemical Company, on June 4, 1999 in the Ontario Superior Court of Justice (Commercial List). The Dow Chemical Company is defending separately.

         The legal action, commenced by a former customer, Endex Polymer Additives Inc., Endex Polymer Additives Inc.(USA), Endex International Limited and G. Mooney And Associates, claims allege breach of secrecy agreements, fiduciary duty and misuse of Endex confidential information. The Plaintiffs are seeking CND $10 Million compensatory damages, further punitive damages of CND $1 Million and a permanent injunction.

         Based on prior written legal opinion from its patent attorneys that the allegations are without merit, the Corporation has retained a law firm specializing in Intellectual Property Law and is vigorously defending the action.


ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION
         AND EXHIBITS

         (a) Not applicable
         (b) Not applicable






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                                 SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, the

Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.





                                      TECHNICAL VENTURES INC.
                                            (Registrant)





                                   By:/s/Larry R. Leverton
                                      _________________________
                                      Larry R. Leverton
                                      Chief Financial Officer


Dated:  September 28, 1999